Exhibit 4.52

Intellectual Property Rights License Agreement

This Intellectual Property Rights License Agreement (the “Agreement”) is entered into on December 18, 2019 in Shanghai, People’s Republic of China (“PRC”) by and between:

Licensor: Shanghai Shu’an Data Services Co., Ltd.

Registered Address: Room 1904-03S, 568 Hengfeng Road, Jingan District, Shanghai

Legal Representative: Chen Yilin

Licensee: GDS (Shanghai) Investment Co., Ltd.

Registered Address: Room 1046A, 55 Xili Road, China (Shanghai) Pilot Free Trade Zone, China

Legal Representative: Huang Wei

(hereinafter collectively referred to as the “Parties”)

Whereas:

1.      The Licensee is a wholly Hong Kong owned enterprise duly incorporated and validly existing in China under the laws of the PRC;

2.      The Licensor is a limited liability company duly incorporated and validly existing in China under the laws of the PRC;

3.      The Parties agree that the Licensor will exclusively license the Licensee to use the Licensor's Intellectual Property Rights (as defined in Article 1.1) in accordance with the terms and conditions of this Agreement.

Now, therefore, the Parties through amicable negotiation agree as follows:

1.      License

1.1 License of Intellectual Property Rights

The Licensor agrees and will cause its subsidiaries to agree to grant a license to the Licensee in accordance with the provisions of this Agreement, the Licensee agrees to accept from the Licensor and its subsidiaries the license to all the Intellectual Property Rights in the possession of the Licensor and its subsidiaries, including but not limited to the Intellectual Property Rights as shown in the Exhibit (which may be updated from time to time) in part and in full (the “Intellectual Property Rights”), or the right to use the Intellectual

Property Rights to carry out business activities.

1.2 Nature

The Intellectual Property Rights license under this Agreement is an exclusive license.  Without a prior written agreement between the Parties, the Licensor and its subsidiaries can use the Intellectual Property Rights only in their own business operation, and shall not, take any actions, including but not limited to the transfer of the Intellectual Property Rights, direct or indirect, in any process other than their normal business process, to any third party in any forms, that will affect or likely to affect the Licensee's use of the Intellectual Property Rights.

1.3 Geographic Restrictions

The license granted by the Licensor and its subsidiaries in accordance with this Agreement is free of geographic restrictions.

1.4 Licensor's Consent

In case the Licensee implements an intellectual property right that is not covered in this Agreement (the “New Intellectual Property Right”), the Licensor acknowledges and agrees and will cause its subsidiaries to acknowledge and agree that the Licensee shall have any and all rights and interests in the New Intellectual Property Right, including but not limited to the rights to own, possess, use, dispose of, and profit from the New Intellectual Property Right, without the need to get the consent from the Licensor and its subsidiaries or to pay any fees to the Licensor and its subsidiaries, regardless of whether or not it is dependent on the Intellectual Property Rights under this Agreement, or whether or not it is the variation or modification of the Intellectual Property Rights under this Agreement, either in form or in essence; the Licensor and its subsidiaries are under the obligation to assistant the Licensee to go through formalities relating to the New Intellectual Property Right, including but not limited to the execution of necessary written documents.

2.       License Fee

Unless otherwise agreed upon by the Parties, the license under this Agreement is free of charge.

3.       Confidential Obligations

3.1       For the purposes of this Agreement, “Confidential Information” refers to any of the following information, in part or in full: confidential data and information provided to the Licensee by the Licensor (including its subsidiaries) for the performance of this Agreement, including but not limited to technical information, documents, schemes, data, parameters, standards, software, computer programs; any contracts, agreements, MOUs, exhibits, protocols or records signed by the Parties for the purpose of this Agreement (including this Agreement); and any information that is not specified as public information when it is provided by one party to the other party.

Except as stipulated in Article 3.2, the Parties shall keep in confidential any Confidential Information to which it has access during the performance of this Agreement and any Intellectual Property Rights under this Agreement that have not been made public; once this Agreement is terminated, the Parties shall return any documents, data, software or other tangible carriers that contain Confidential Information as required by the original owner or the disclosing party of the Confidential Information, or destroy by consent of the original owner or disclosing party, and shall not continue to use such Confidential Information; without prior written consent from the owner or the disclosing party of the Confidential Information, neither party to this Agreement shall disclose, give or transfer such Confidential Information to any third party; both Parties shall take necessary measures to disclose Confidential Information only to their employees, agents or professional advisers who are necessary to learn about, and to cause the said employees, agents or professional advisers to comply with the confidential obligations under this Agreement.

3.2       The above confidentiality obligations shall not apply to the information which:

3.2.1     already enters the public domain at the time of disclosure;

3.2.2     is publicly available after disclosure other than through the fault of the recipient;

3.2.3     is already possessed by a party before disclosure and not received from the other party directly; or

3.2.4     is disclosed by any party to relevant government authorities, stock exchange, etc. under the obligation as prescribed by law or court orders, or is disclosed to its legal counsel and financial consultant to the extent required by its normal operations.

3.3       Both Parties agree that this article shall survive the modification, rescission or termination of this Agreement.

4.      Representations and Warranties

4.1       The Licensor represents and warrants that:

4.1.1      The Licensor is a company duly incorporated and existing under the laws and regulations of PRC with legal and full power and rights to carry out business and possess and exploit its assets and has secured and maintained all approvals and permits as legally required for its business operations.

4.1.2      The Licensor will execute and perform this Agreement within its corporate power and business scope; has taken necessary corporate actions, has been properly authorized, has received necessary consents and approvals from a third party or governmental authorities, and will not violate the laws or contractual restrictions having binding force or influence on it.

4.1.3      Once this Agreement is executed, it shall constitute a legal,  valid, binding obligation on the Licensee, enforceable against it in accordance with its terms. The licensor will and will cause its subsidiaries to promptly execute any and all documents that the Licensee deems necessary in connection with the licensed Intellectual Property Rights and to promptly handle or give assistance in handling the formalities that the Licensee deems necessary in connection with the licensed Intellectual Property Rights.

4.1.4      The Licensor (including its subsidiaries) is the legitimate owner of the Intellectual Property Rights under this Agreement.

4.1.5      The Licensor will and will cause its subsidiaries to promptly execute any and all documents that the Licensee deemed necessary in connection with the licensed Intellectual Property Rights and to promptly handle or give assistance in handling the formalities that the Licensee deems necessary in connection with the licensed Intellectual Property Rights.

4.2       The Licensee represents and warrants that:

4.2.1      The Licensee is a company duly incorporated and existing under the laws and regulations of PRC.

4.2.2      The Licensor will execute and perform this Agreement within its corporate power and business scope; has taken necessary corporate actions, has been properly authorized, has received necessary consents and approvals from a third party or governmental authorities, and  will not violate the laws or contractual restrictions having binding force or influence on it.

4.2.3      Once this Agreement is signed, it will constitute a legal, valid and binding obligations on the Licensee, enforceable against the Licensee in accordance with its terms.

5.       The Licensor further warrants that

5.1      The Licensor agrees and will cause its subsidiaries to agree that, during the term of this Agreement and thereafter, neither the Licensee's rights to the Intellectual Property Rights under this Agreement nor the validity of this Agreement will be questioned, and no act or omission that is deemed by the Licensee to be prejudicial or likely prejudicial to such rights and license will be implemented.

5.2      The Licensor agrees and will cause its subsidiaries to agree that they will provide assistance to the Licensee to facilitate the Licensee's exercise of its rights to the Intellectual Property Rights under this Agreement and all other relevant rights. In case any claim on the Intellectual Property Rights is brought about by a third party, the Licensee may at its own discretion respond to the compensation claim in its own name, in the name of Licensor (including its subsidiaries) or in the name of both Parties. The Licensee (including its subsidiaries) shall notify the Licensor in writing of any infringements by any third party of the above-mentioned Intellectual Property Rights which may come to the Licensee's attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

5.3      The Licensor agrees and will cause its subsidiaries to agree not to use the Intellectual Property Rights in such a way that the Licensee deems to be prejudicial or potentially prejudicial to the Intellectual Property Rights or the business reputation of either party.

6.       Quality Terms and Advertisement

6.1       Both Parties acknowledge the value of business reputation that is in connection with the Intellectual Property Rights and will take reasonable efforts to improve their business quality to facilitate the protection and consolidation of the business reputation represented by the above-mentioned Intellectual Property Rights.

6.2      The Licensor agrees and will cause its subsidiaries to agree that they will not make public of or place advertisement for the Intellectual Property Rights under this Agreement on radio, television, newspaper, journals, Internet and/or other media without prior written consent of the Licensee.

7.      Breach of Agreement

If a party fails to perform any of its obligations under this Agreement or if any of a party’s representation or warranty under this Agreement is materially untrue or inaccurate, such party shall be deemed to have breached this Agreement and shall compensate all losses sustained by the other party.

8.      Effective Date and Term

8.1      This Agreement comes into effect as of the date first above written. Unless earlier terminated in accordance with relevant provisions of this Agreement, the term of this Agreement shall be 10 years.

8.2      The Parties shall extend the term of this Agreement and shall execute another Intellectual Property Rights License Agreement or continue to perform this Agreement upon the request of the Licensee prior to the expiration thereof.

9.      Filing

The Parties shall go through the filing formalities at intellectual property rights administration authorities for the Intellectual Property Rights license in accordance with applicable laws of PRC (if applicable) within three (3) months after the execution date of this Agreement and the date the Licensor (including its subsidiaries) has secured all certificates corresponding to the Intellectual Property Rights (if required).  The Parties agree to execute or provide relevant documents necessary for the filing formalities in accordance with the principles stipulated in this Agreement and the requirements of applicable laws and regulations.  If the Parties decide to make any amendments or supplements to this Agreement in accordance with the provisions of Article 16, the Parties shall go through the filing formalities (if applicable) at intellectual property rights administration authorities for the amendments or supplements in accordance with applicable laws of PRC.  The Parties agree to execute or provide relevant documents necessary for the filing formalities in accordance with this

Agreement and the requirements of applicable laws and regulations.

10.     Termination

10.1    Unless extended in accordance with relevant provisions of this Agreement, this Agreement will be terminated on its expiry date or on the date when the license of the Intellectual Property Rights of the Licensor (including its subsidiaries) are terminated, whichever comes first.

10.2    No party can terminate this Agreement prematurely during the term of this Agreement unless agreed upon by both Parties. Notwithstanding the afore-mentioned provisions, the Licensee shall have the right to terminate this Agreement at any time by sending a 30-day prior written notice to the Licensor.

10.3    Articles 3, 4.1, 5, 14 and 15 shall survive after this Agreement is terminated or rescinded.

11.     Force Majeure

11.1    “Events of Force Majeure” refers to any events that are beyond the reasonable control of a party and cannot be avoided with reasonable care by the Affected Party, including but not limited to government acts, natural disasters, fire, explosion, storm, flood, earthquake, tide, lightning or war.  However, insufficient credit, capital or financing shall not be deemed as matters beyond the reasonable control of a party. The party under the impact of an event of force majeure (the "Affected Party") shall be exempted from its obligations in part or in full depending on the extent of the impact of the event of force majeure.  Any Affected Party seeking to be exempted from its obligations under this Agreement because of an event of force majeure shall notify the other party of the event of force majeure no later than ten (10) days after the occurrence of the event of force majeure, and the Parties shall revise this Agreement according to the impact of the event of force majeure and exempt the obligations of the Affected Party under this Agreement in part or in full.

11.2    The Affected Party shall take appropriate measures to minimize or eliminate the effects of the event of force majeure and shall endeavor to resume the performance of its obligations delayed or obstructed by the event of force majeure in order to be exempted from its obligations only to the extent of the delayed or obstructed part.  The Parties agree to make utmost efforts to resume exercise of their rights and performance of their obligations under this Agreement once the event of force majeure is eliminated.

12.     Notification

All notices between the Parties in connection with the performance of the rights and obligations under this Agreement shall be made in writing and shall be delivered in person, by registered mail, postage prepaid mail, recognized express mail, facsimile to the party concerned.

13.     Assignment and Sublicense

Without a prior written consent from the Licensee, the Licensor shall neither assign any of its rights or obligations under this Agreement, nor sublicense the Intellectual Property Rights under this Agreement in any form to any third party.  The Licensor shall not take any other actions that may have adverse impact on the Licensee's rights under this Agreement.

14.     Dispute Resolution

14.1     In case there is any dispute on the interpretation and performance of any provision under this Agreement, the Parties shall settle the dispute through amicable negotiation in good faith.  If the dispute cannot be resolved through negotiation, either party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in force at the time. The arbitration shall be carried out in Shanghai using the Chinese language. The arbitration award shall be final and binding on both Parties. The provisions of this Article shall survive the termination or rescindment of this Agreement.

14.2     Except for the matters under dispute, the Parties shall continue to exercise their respective rights and perform their obligations under this Agreement in good faith.

15.    Governing Law

The execution, validity, performance, interpretation, and dispute resolution of this Agreement shall be governed and interpreted by the laws of PRC.

16.    Amendments and Supplements

Any amendment or supplement to this Agreement shall be taken effect only after a written agreement thereto is duly executed by the Parties.  The amendment or the supplement thereto duly executed by the Parties shall be part of this Agreement and shall be equally authentic with this Agreement.

17.    Severability

The Parties hereby acknowledge that this Agreement is a fair and reasonable agreement executed on the basis of equality and mutual benefit.  In case any provision or regulation of this Agreement is ruled illegal or unenforceable under the applicable laws, it shall be deemed to be excluded from this Agreement and be null and void, as if such provisions had never been included in this Agreement.  However, other provisions of this Agreement shall remain in force and this Agreement shall be deemed as without such provisions from the beginning. The Parties shall replace the deemed-deleted provisions with lawful and valid provisions acceptable to the Parties through amicable consultations.

18.    Waiver

No failure by either party in exercising any right, power or privilege hereunder shall be deemed as a waiver of any such right, power or privilege.  No single or partial exercise of any right, power or privilege hereunder shall preclude the exercise of any other or further exercise of such right, power or privilege.

19.    Exhibits of the Agreement

The exhibits to this Agreement are an integral part of this Agreement and have the same legal validity as this Agreement.

20.    Language

This Agreement is made in duplicate (2 copies) in Chinese.

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[Signature Page]

In witness whereof, the Parties have had their authorized representatives duly signed this Agreement on the date first above written.

Licensor: Shanghai Shu’an Data Services Co., Ltd.

Legal Representative: /s/ Chen Yilin
Chen Yilin

Licensee: GDS (Shanghai) Investment Co., Ltd.

Legal Representative: /s/ Huang Wei
Huang Wei

Signature page of Intellectual Property Rights License Agreement Intellectual Property Rights License

Agreement

Exhibit

List of licensed Intellectual Property Rights license

Exhibit--List of licensed intellectual property rights